                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT

This agreement dated as of April 3, 2007, between Everlast Worldwide Inc., a corporation incorporated under the laws of the State of Delaware, with its principal place of business located at 1350 Broadway (Suite 2300), New York, NY
10018 [the "Employer"], and Mark Mackay. residing at 109 Bower Lane, Forest
Hill, MD 21050.

In consideration of the premises together with other good and valuable consideration, the parties agree as follows:

       1. EMPLOYMENT. Employer employs Employee, and Employee accepts employment, subject to the terms and conditions set forth in this agreement.

       2. TERM. This agreement shall be effective from, April 3, 2007, for an initial term of two (2) year and shall be automatically renewed for consecutive one year terms thereafter unless terminated by written notice made by either party at least 60 days prior to the expiration date of the original term or any renewal thereof.

       3. DUTIES. Employer employs Employee as the Senior Vice President -
Licensing of Employer to perform services the same as, or generally consistent with, the services generally performed by such an employee and to assist in such operations of Employer, as may be reasonably requested by Employer.

       4. EXTENT OF SERVICE. Employee shall devote his full business time, attention and energies, as well as his best talents and abilities, to the business of Employer in accordance with Employer's instructions and directions and shall not, during the term of this agreement, be engaged in any other employment for any other employer.

       5. COMPENSATION.
            (a) For all services rendered by the Employee under this agreement, the Client agrees to pay Employee an annual base salary of $220,000 commencing on the date hereof.
            (b) The Employee shall be entitled to be reimbursed promptly for all reasonable costs, disbursements, travel, meal, communications, including cellular telephone costs, and other out-of-pocket expenses which are incurred by him in the performance of his duties hereunder and evidenced by appropriate documentation.
            (c) In addition to the base salary set forth above, the Employer agrees to pay the Employee an annual bonus. The Employee's maximum annual bonus shall be 30% of his base salary. Bonus of 20% based on 12% of company achieving internal EBIT, 8% based on achieving objectives (discretionary). Additional bonus of 10% based on Achieving Business Plan target and internal budget of increasing licensees' wholesale sales growth of 25% growth of wholesale sales.
Additional bonus of 10% based on Achieving Business Plan target and internal budget of licensing revenue increase of 15%. Thirty Three and one third (33
1/3%) percent of the bonus for the first year and each subsequent year of employment shall be based upon the Employer's achieving its "before tax profits"
("EBIT") and EPS as set forth in its annual budget and certified by the
Employer's auditors whose certification shall be conclusive. Thirty Three and one third (33 1/3%) percent of the annual bonus shall be determined by the qualitative assessment of the Employee's performance by the Chief Executive
Officer. The additional Thirty Three and one third (33 1/3%) percent of the annual bonus will be based on achieving 20% annual revenue growth in the sporting goods equipment business.
            (d) In addition to the compensation set forth above, the Employee shall also be considered for annual increases in the aforesaid base salary and bonuses in amounts to be determined by the Employer's Chief Executive Officer.
            (e) In addition to the compensation set forth above, the Employee shall also be issued 10,000 stock options on the first day of his employment.
Said stock options shall vest annually over three years in accordance with the
Employer's long term incentive stock option plan and shall have a strike price as of the date each option is granted.
            (f) In the event the Employee is terminated after six (6) months of active service, without cause or as a result of a disability as defined in
Paragraph 8 (b) below, he shall be paid severance payments equal to one year's current base salary, less all applicable deductions, payable on regular biweekly pay periods. Such severance shall not be applicable upon the election of the employee to not renew this agreement or any extension thereof as provided for in
Paragraph 2 above.

       6. EMPLOYEE BENEFITS. In addition to any other items of compensation provided for herein, the Employee shall be entitled to the following benefits:
            (a) The Employee shall be entitled to coverage in a health and medical plan, and shall be entitled to participate in (i) any retirement, life insurance, dental, disability or other plans or benefits, whether insured or self-insured, which the company may make available from time to time to its executives and (ii) any bonus plans, incentive, profit-sharing arrangement or similar plan, which the company, in its sole discretion, may establish from time to time for its executives.
            (b) The Employee shall be entitled to participate in any stock option, stock bonus or stock purchase plan or program or any other similar plan or program which the Employer, in its sole discretion, may make available from time to time to its executives.
            (c) The Employee shall be entitled to paid vacation during each year of this agreement for such length of time which the company affords to its Vice
Presidents, but in no event less than three (3) weeks per year.
            (d) The Employee shall be entitled to be reimbursed promptly for all reasonable travel, meal, entertainment and other out-of-pocket expenses which are incurred by him in the performance of his duties hereunder and evidenced by appropriate documentation.

       7. RESTRICTIVE COVENANTS.
            (a) The Employee shall at no time during the Term and for a period of one (1) year thereafter disclose to any person or entity, or use for personal gain, any trade secrets belonging to the Employer, unless such information has otherwise been previously publicly disclosed through no fault or conduct of the
Employee, or the Employee is required by law to disclose such information, or such information is within the public domain.
            (b) The Employee shall not, without the prior written consent of the
Employer, within the one (1) year period following the termination or expiration of this agreement solicit any employees, agents, or representatives of the
Employer to join the Employee as a partner, employee, agent, or representative, in any competitive enterprise.

       8. TERMINATION.
            (a) FOR CAUSE: The Employer shall have the right to terminate the employment of the Employee during the term of this agreement for cause.
            (b) DISABILITY: If as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of his duties with the Employer for six (6) consecutive months, and within 30 days after written notice of termination is given, the
Employee shall not have returned to said full-time performance of his duties, the Employer may terminate the employment of the Employee.

       9. INDEMNIFICATION.
            (a) The company agrees to indemnify and hold the Employee harmless from and against any and all damages, liability, costs, claims, fees, obligations or expenses, including reasonable attorneys' fees and expenses incurred arising out of or in connection with the rendering of any services by the Employee to the fullest extent permitted by the Employer's Certificate of
Incorporation and Bylaws, as now in effect or as hereafter amended.
            (b) In addition to Section 9(a) above, the Employer shall at all times indemnify and hold harmless the Employee, his executors and administrators against and from any and all attorneys' fees and court costs arising out of any legal proceedings to enforce the terms of this agreement.

      10. ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties in connection with the subject matter hereof No change or modification of this agreement shall be valid unless in writing and signed by the party against whom such change or modification is sought to be enforced.

      11. ASSIGNMENT. This agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this agreement or any of its rights or obligations hereunder; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Employer whether by merger, consolidation, transfer of all or substantially all assets, or otherwise. This agreement shall be binding upon the parties hereto and their successors and assigns.

      12. CONSTRUCTION AND JURISDICTION. This agreement shall be construed and enforced in accordance with the laws of the State of New York.

      13. SEVERABILITY. The invalidity or unenforceability of any provision of this agreement shall not affect the other provisions hereof, and this agreement shall be construed in all respects as if such invalid or unenforceable provision or provisions were omitted.

      14. SECTION HEADINGS. The section headings contained herein have been inserted for convenience or reference only and shall in no way modify or restrict any of the terms or provisions hereof.

      15. WAIVER OF BREACH. The waiver by any part hereto of a breach of any provision of this agreement shall not operate or be construed as a waiver by said party of any other or subsequent breach.

      16. ARBITRATION. Any controversy or claim arising out of or relating to this agreement, or the breach of it, shall be settled by arbitration before one
(1) arbitrators and in accordance with the Commercial Arbitration Rules of the
American Arbitration Association , and judgment upon the award rendered by the
Arbitrator(s) may be entered in any court having jurisdiction thereof.

      17. NOTICES. All notices required or permitted to be given under this agreement shall be given in writing and delivered by registered or certified mail, postage prepaid, to the following addresses or to such other addresses which may have been designated by the respective parties hereto for this purpose, and shall be deemed to be given five days after the date of mailing:

            If to the Employer:
            Everlast WorldWide Inc.
            1350 Broadway
            Suite 2300
            New York, New York 10018
            Attention:  Chief Executive Officer

            If to the Employee:
            Mr. Mark R. Mackay
            109 Bower Lane
            Forest Hill, MD  21050

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

                                          Everlast Worldwide Inc.

                                          BY: /s/ Seth Horowitz
                                              ----------------------------------
                                               Seth Horowitz
                                               CEO and President

                                          Employee

                                          /s/ Mark Mackay
                                          --------------------------------------
                                          Mark Mackay